UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2017

Herbalife Ltd.

(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 309GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands		KY1-1106
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: c/o (213) 745-0500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On August 21, 2017, Herbalife Ltd. (the “Company”) issued a press release announcing the commencement of a modified “Dutch auction” tender offer to purchase its common shares, par value $0.001 per share (the “common shares”) (CUSIP G4412G101), for an aggregate cash purchase price of up to $600 million and at a per share price (i) not greater than $68.00 nor less than $60.00, net to the seller in cash, less any applicable tax withholding and without interest, plus (ii) a non-transferable contractual contingent value right (a “CVR”) pursuant to the Contingent Value Rights Agreement, to be entered into by the Company substantially in the form which is annexed to and filed with the Tender Offer Statement on Schedule TO the Company filed with the Securities and Exchange Commission on August 21, 2017, as Exhibit (a)(1)(F) (the “CVR Agreement”), to receive a contingent payment upon the occurrence of a Going Private Transaction (as such term is defined in the CVR Agreement) within the time period specified in the CVR Agreement, without interest and less any applicable tax withholding, each upon the terms and subject to the conditions described in the Offer to Purchase dated August 21, 2017 (the “Offer to Purchase”), and in the corresponding Letter of Transmittal (“Letter of Transmittal,” which together, as each may be amended or supplemented from time to time, constitute the “Offer”).

The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on September 19, 2017, unless the Offer is extended or withdrawn (such date, as it may be extended, the “Expiration Date”).

Upon the terms and subject to the conditions of the Offer, promptly following the Expiration Date, the Company will determine a single per share price, which will not be greater than $68.00 nor less than $60.00, net to the seller in cash (the “Cash Purchase Price”), less any applicable tax withholding and without interest, that the Company will pay for those shares properly tendered, together with a CVR, for an aggregate Cash Purchase Price of up to $600 million. The Cash Purchase Price will be the lowest price per share not greater than $68.00 nor less than $60.00 per share (in multiples of $0.25) at which shares have been properly tendered in the Offer that will enable the Company to purchase the maximum numbers of shares for an aggregate Cash Purchase Price of up to $600 million. If fewer than such number of shares as would enable the Company to purchase shares pursuant to the Offer for an aggregate Cash Purchase Price of up to $600 million are properly tendered, the Company will select the lowest price that will allow it to purchase all the shares that are properly tendered.

Assuming that the conditions to the Offer are satisfied or waived, at the minimum purchase price of $60.00 per share, the maximum number of shares that the Company will purchase is 10,000,000 if the Offer is fully subscribed and the Company does not increase the amount of the maximum aggregate Cash Purchase Price to be paid the Offer, which would represent approximately 10.64% of the Company’s outstanding shares as of August 15, 2017. Assuming that the conditions to the Offer are satisfied or waived, at the maximum purchase price of $68.00 per share, the maximum number of shares that the Company will purchase is 8,823,529 if the Offer is fully subscribed and the Company does not increase the amount of the maximum aggregate Cash Purchase Price to be paid the Offer, which would represent approximately 9.39% of the Company’s outstanding shares as of August 15, 2017.

All common shares the Company purchases in the Offer will be purchased at the same Cash Purchase Price regardless of whether the shareholder tendered, or was deemed to have tendered, at a lower cash price. If the Company’s purchase of all common shares properly at or below the Cash Purchase Price and not properly withdrawn in the Offer would result in an aggregate Cash Purchase Price of more than $600 million, the Company will purchase all common shares properly tendered at or below the Cash Purchase Price on a pro rata basis, except for “odd lots” (lots held by owners of less than 100 shares), which the Company will purchase on a priority basis, and except for each conditional tender whose condition was not met, which the Company will not purchase. Common shares properly tendered, but not purchased pursuant to the Offer will be returned to the tendering shareholders at the Company’s expense promptly after the Offer expires.

The Offer is not conditioned upon the receipt of financing. The Offer, however, is subject to certain other conditions. In the event that any condition specified in the Offer to Purchase is triggered, the Company may waive, in its discretion, such condition prior to the expiration of the Offer in order to proceed with the Offer.

The Board of Directors of the Company (the “Board”) has unanimously approved the Offer pursuant to the recommendation of a committee of the Board, which is comprised solely of individuals whom the Board has determined to be an independent director under Section 303A.02 of the NYSE Listed Company Manual (the

Committee”). However, none of the Board, the Company, the Depositary and Paying Agent (as defined in the Offer to Purchase) or the Information Agent (as defined in the Offer to Purchase) is making any recommendation to shareholders as to whether to tender or refrain from tendering any shares or as to the cash purchase price or cash purchase prices at which shareholders may choose to tender their shares.

In addition, we have been advised that neither the directors or executive officers of the Company nor Mr. Carl C. Icahn and all of his controlled affiliates holding shares intend to tender any of their shares in the Offer or otherwise sell or dispose of any common shares during the pendency of the Offer.

A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is incorporated by reference in this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

99.1	Press release issued by Herbalife Ltd. on August 21, 2017.

Forward-Looking Statements

This Current Report on Form 8-K may contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements include, but are not limited to, statements regarding the anticipated effects of the consummation of the Offer, our expectations, hopes or intentions regarding the future, including but not limited to statements regarding the Company’s operating or other strategic plans, including the Company’s competition, financing, revenues, or tax benefits; our beliefs regarding the sufficiency of the Company’s existing cash and credit sources, including the Company’s Credit Facility (as such term is defined in the Offer to Purchase) and cash flows from operating activities to meet our projected expenditures (including operating and maintenance capital expenditures) and costs associated with certain of the Company’s projects over the next twelve months; the Company’s required capital expenditures pursuant to agreements it is party to, and the Company’s anticipated capital expenditures, estimated asset and liability values; risk of counterparty nonperformance; the Company’s legal strategies and the potential effect of pending legal claims on the Company’s business and financial condition; and any financial or other information included herein based upon or otherwise incorporating judgments or estimates based upon future performance or events. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” and any other similar words. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission (the “SEC”). Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. No assurances can be given that the Company will engage in any discussions or negotiations with any party regarding a possible “going private” transaction or that any “going private” transaction with respect to the Company will be consummated. We expressly disclaim any duty to provide updates to forward-looking statements, and the estimates and assumptions associated with them, after the date of this press release, in order to reflect changes in circumstances or expectations or the occurrence of unanticipated events, except to the extent required by applicable securities laws. All forward-looking statements are qualified in their entirety by reference to the factors discussed above and under “Risk Factors” set forth in Part I Item 1A and elsewhere of the Company’s Annual Report on Form 10-K, filed with the SEC on February 23, 2017, and in Part I Item 4 and elsewhere of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 1, 2017, as well as the risks and uncertainties discussed in the Company’s other filings with the SEC, including risks resulting from a decrease in the public float of the shares which may result in slightly less liquidity and trading volume of the shares after the consummation of the tender offer described herein and could result in an increase in price volatility. We qualify all of our forward-looking statements by these cautionary statements. We caution you that these risks are not exhaustive. We operate in a continually changing business environment and new risks emerge from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

August 21, 2017	By:	/s/ JOHN G. DESIMONE
	Name:	John G. DeSimone
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	99.1 Press release issued by Herbalife Ltd. on August 21, 2017.

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